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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY

                                       FOR

         UBS PREFERRED FUNDING COMPANY LLC IV AND UBS PREFERRED FUNDING
                                 COMPANY LLC V

      Each of the undersigned directors of UBS Preferred Funding Company LLC IV and UBS Preferred Funding Company LLC V hereby constitutes and appoints Robert
B. Mills or Robert Dinerstein as attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of Noncumulative Trust Preferred Securities to be issued on a continuous basis by UBS Preferred Funding Trust IV and UBS Preferred Funding Trust V, Noncumulative Company Preferred Securities to be issued by UBS Preferred Funding Company LLC IV and UBS Preferred Funding Company LLC V, to sign any and all amendments to such registration statement, to sign any abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby, ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                 NAME                                  TITLE                              DATE
                 ----                                  -----                              ----
        /s/ Robert Dinerstein
______________________________________                                              December 12, 2001
          Robert Dinerstein                   Director and Secretary

           /s/ Per Dyrvik
______________________________________                                              December 12, 2001
              Per Dyrvik                      Director and Treasurer

           /s/ Robert Mills
______________________________________           Managing Director                  December 12, 2001
             Robert Mills                          and President